                                                                   Exhibit 10.41
                                                                   -------------

                            SHARE TRANSFER AGREEMENT

                                 March 30, 1999
                                 --------------

         The parties to this agreement are (i) MedSource Technologies, Inc., a Delaware corporation (the "Company"), (ii) the stockholders of the Company named on Schedule A to this agreement (collectively, the "Stockholders") and (iii) J.
H. Whitney III, L.P., a Delaware limited partnership ("J. H. Whitney"), and Whitney Strategic Partners III, L.P., a Delaware limited partnership (together with J. H. Whitney, the "Investors").

         The Stockholders own shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Simultaneously with the execution and delivery of this agreement, the Company and the Investors are entering into a securities purchase agreement (the "Securities Purchase Agreement") pursuant to which, among other things, the Investors are purchasing from the Company an aggregate of 300,000 shares (the "Investor Series B Shares") of the Company's 6% series B cumulative convertible redeemable preferred stock, par value $.01 per share (the "Series B Preferred Stock"), in the respective amounts set forth opposite the name of each Investor on Schedule B to this agreement. The Investor Series B Shares are convertible into shares of Common Stock.

         The term "Investor Common Shares" when used in this agreement shall refer to the maximum number of shares of Common Stock that would be issuable pursuant to the conversion of the 300,000 Investor Series B Shares, pursuant to the Company's certificate of incorporation, as amended, including, without limitation, the certificate of designation relating to the Series B Preferred Stock (the "Certificate of Incorporation"), at the time of the consummation of a Valuation Transaction (as defined in section 3(c) below) (regardless of whether any or all such Investor Series B Shares are then outstanding).

         The Stockholders wish to provide the Investors with certain contingent rights to the shares of Common Stock they are delivering to an escrow agent (the "Escrow Agent") pursuant to the escrow agreement in the form attached as Exhibit A to this agreement (the "Escrow Agreement").

         It is therefore agreed as follows:

         1.       Deposit of Shares; One-Year Test and Partial Disposition.

         (a) Simultaneously with the execution of this agreement, each of the Stockholders is delivering to the Escrow Agent a certificate or certificates representing the number of shares of Common Stock set forth opposite that Stockholder's name on Schedule A to this agreement (the "Stockholder Common Shares"), together with duly executed, undated, blank stock transfer powers with respect thereto. The Stockholder Common Shares, as adjusted pursuant to section 6 and including all dividends, payments, earnings, proceeds and other distributions (collectively, "Proceeds") with respect to such shares of Common Stock, are collectively referred to as the "Escrow Shares." Notwithstanding any provision in this agreement to the contrary, from and after the date hereof, no Stockholder shall sell, transfer, assign or otherwise dispose of, or permit any Encumbrance (as defined in section 7) to be placed upon, any of the Stockholder Common Shares or Proceeds constituting the Escrow Shares other than any Encumbrances that may exist under the terms of this agreement or the stockholders agreement being entered into concurrently with this agreement by the Company, the Stockholders and the Investors.

         (b) If the Company's Adjusted EBITDA (as defined on Schedule C to this agreement) for the four fiscal quarters of the Company ending March 31, 2000, as finally determined pursuant to section 1(c) below, is at least $18,800,000, then any group of the Stockholders who deposited in the aggregate at least 50% of the Escrow Shares (a "Stockholder Group") shall be entitled to direct the Escrow Agent, by delivering to the Escrow Agent a written statement in accordance with section 2(b) of the Escrow Agreement, to transfer and deliver to the Stockholders, out of the initial 150,000 Escrow Shares being deposited herewith, 50,000 shares of Company's Common Stock constituting such Escrow Shares, together with all Proceeds with respect thereto.

         (c)      (i)      Prior to directing the Escrow Agent to deliver any
Escrow Shares pursuant to section 1(b), the Stockholder Group intending to take such action shall give the Investors written notice of the amount such Stockholders believe represents the Adjusted EBITDA for the period indicated in section 1(b), together with the calculation thereof in reasonable detail including the amount of each adjustment corresponding to a numbered adjustment item on Exhibit C to this agreement. If, within the 20-business-day period after receipt of the notice referred to above from the Stockholders, the Investors do not give the Stockholders notice of their disagreement as contemplated in the next sentence, then the Adjusted EBITDA as set forth in the notice form the Stockholders shall be final, binding and conclusive on the parties. If the Investors disagree with the Adjusted EBITDA amount set forth in the notice from the Stockholders, or any of the calculations relating thereto, the Investors may, within 20 business days after their receipt of the notice referred to above from the Stockholders, give the Stockholders written notice of their disagreement which notice shall include reasonable detail of the basis upon which such disagreement exists. In the event of such a dispute, the Stockholders and the Investors shall attempt to reconcile their differences within 20 business days after the receipt of the Investors' notice of disagreement. Any resolution by the Stockholders and the Investors as to any disputed items shall be final, binding and conclusive on such parties.

                  (ii) If the Stockholders and the Investors are unable to reach a resolution with respect to all such disagreements within the 20-business-day period referred to in the penultimate sentence of section 1(c)(i), they shall promptly submit to Ernst & Young or another national accounting firm of comparable size and stature selected by the Investors and reasonably acceptable to the Stockholders (the "Accountants") the items, and only those items, specified in the Investor's notice of disagreement that remain in dispute. The Accountants shall be instructed to determine and report to the Stockholders and the Investors upon such remaining disputed items within 20 business days after submission, which report shall be final, binding and conclusive on the Stockholders and the Investors. The Accountants shall be instructed to provide the Stockholders and the Investors with a report setting forth the amounts (and calculations of such amounts in reasonable detail) of the items in dispute that the Accountants believe to be reasonable based upon the facts and circumstances as they understand them.

                  (iii) The Escrow Shares (including the Proceeds, if any, included therein) that are referred to in section 1(b) as eligible for release if the Adjusted EBITDA amount referred to in such section is reached shall not be released until the earliest to occur of (i) the date on which the Investors and the Stockholders have reached agreement with respect to the Adjusted EBITDA,
(ii) the date on which the Adjusted EBITDA shall be final, binding and conclusive pursuant to section 1(c)(i) by virtue of the fact that the Investors did not deliver a timely notice of disagreement, and (iii) the date that is five business days after the date on which the Accountants have rendered their report as contemplated in section 1(c)(ii). The fees and disbursements of the Accountants shall be borne equally by the Stockholders and the Investors.

         (d) If the Company's Adjusted EBITDA for the four fiscal quarters of the Company ending March 31, 2000 is less than $18,800,000, then no Escrow Shares (including Proceeds) shall be released to the Stockholders pursuant to this section 1 (but may be released pursuant to the other provisions of this agreement).

         (e) In connection with the determination of Adjusted EBITDA for these purposes, the Investors shall not unreasonably withhold their consent to any adjustment to Adjusted EBITDA proposed in good faith by the Stockholders pursuant to item 10 of Schedule C to this agreement.

         2.       Contingent Transfer of Escrow Shares.

         (a)      (i)      If a Valuation Transaction (as defined in section 3)
results (prior to taking into consideration any Escrow Shares transferred pursuant to the terms of this agreement) in the Investors achieving an internal rate of return ("IRR") of less than 30%, then the Investors shall be entitled to direct the Escrow Agent, by delivering to the Escrow Agent a written statement in accordance with section 2(a) of the Escrow

Agreement, within (A) 15 days after the consummation of a Valuation Transaction referred to in section 3(c)(vi) below and (B) 65 days after the consummation of any other Valuation Transaction to transfer and deliver to (A) the Investors Escrow Shares having an aggregate value (determined in accordance with section 2(a)(ii)) as of the Valuation Date (as defined in section 3) that, when combined with the value of the Investor Common Shares (determined pursuant to section 3(b) below), would result in an IRR of 30% and (B) the Stockholders the remaining Escrow Shares, if any. In no event shall the Investors be entitled under this agreement or the Escrow Agreement to receive or share in any distributions in respect of, or proceeds from, any shares owned by the Stockholders other than the Escrow Shares.

                  (ii) For purposes of section 2(a) the value of the Escrow Shares shall be, without duplication, the sum of:

                           (A) the product of (X) the number of shares of Common Stock included within the Escrow Shares multiplied by
                  (Y) the Net Proceeds Per Share (as hereinafter defined); and

                           (B) the fair value of all Proceeds included within the Escrow Shares.

         (b) Subject to section 2(a), at any time after the earlier of (i) the date that is the 16th day following the consummation of a Valuation Transaction referred to in section 3(c)(vi) below and (ii) the date that is the 66th day following the consummation of any other Valuation Transaction, any Stockholder Group shall be entitled to direct the Escrow Agent, by delivering to the Escrow Agent a written statement in accordance with section 2(b) of the Escrow Agreement, to transfer and deliver the remaining Escrow Shares to the Stockholders.

         3.       Determination of IRR.

         (a) For purposes of section 2, the Investors shall be deemed to have an "IRR" equal to the rate of interest (accruing daily on the basis of a 360-day year for the actual number of days elapsed and compounding annually) that would discount the value (determined in accordance with section 3(b)) of the Investor Common Shares, as of the date of the Valuation Transaction (the "Valuation Date"), to a present value, as of the date of this agreement, equal to the $22,000,000 aggregate purchase price paid by the Investors for the Investor Series B Shares pursuant to the Securities Purchase Agreement.

         (b) For purposes of section 3(a), the value of the Investor Common Shares shall be the sum of:

                  (i) the product of (X) the number of Investor Common Shares multiplied by (Y) the Net Proceeds Per Share; and, without duplication,

                  (ii) the fair value of all Proceeds received prior to (and, without duplication of item (i) above, concurrently with) the date of determination in respect of the Investor Series B Shares and any shares of Common Stock issued upon conversion of the Investor Series B Shares thereof.

         (c)      "Valuation Transaction" means the earliest to occur of:

                  (i) any sale, lease, transfer or other disposition, either directly or indirectly, of assets constituting all or substantially all of the assets of the Company and its subsidiaries taken as a whole in a single transaction or in any series of related transactions (any such transaction or series of transaction an "Asset Sale");

                  (ii) any liquidation, dissolution or winding up of the Company, other than such an event deemed to have occurred as contemplated in item (iii) below (a "Liquidation");

                  (iii) any liquidation, dissolution or winding up of the Company that shall have been deemed to occur only by virtue of the operation of section 2.A.7.C.(ii) of the Certificate of Designation relating to the Series B Preferred Stock other than any such event that is otherwise covered by any of items (i), (iv) or (v) of this section 3(c) (a "Deemed Liquidation");

                  (iv) any consolidation or merger of the Company with or into any other corporation or entity or other corporate reorganization with respect to which the stockholders of the Company immediately prior to such transaction own less than 50% of the voting power of the Company or other surviving entity or no longer have the ability to elect a majority of the Board of Directors of the Company or other surviving entity immediately after such transaction (any such transaction, a "Qualified Merger"); and

                  (v) any transaction or series of related transactions resulting in either (x) the transfer of more than 50% of the voting power of the Company if the persons or entities holding such voting power immediately prior to the transaction(s) do not collectively hold, immediately following the transaction(s), more than 50% of the voting power of the Company or other surviving entity, or (y) the transfer of the right to elect a majority of the Board of Directors of the Company or other surviving entity if the persons or entities collectively having such right immediately prior to the transaction(s), do not have, immediately following the transaction(s), the right to elect a majority of the Board of Directors of the Company or other surviving entity (any such transaction or series of related transactions, a "Qualified Transaction" and together with a "Qualified Merger, an "Acquisition"); or

                  (vi) a public offering of common stock of the Company that yields net proceeds (i.e., after underwriting discounts and commissions) (the "IPO Proceeds") to the Company of at least $40 million (an "IPO");

provided, however, that, anything to the contrary contained above notwithstanding, an Acquisition shall not be deemed to be a Valuation Transaction unless one or more holders of shares of the Series B Preferred Stock, or shares of Common Stock into which the Series B Preferred Stock are converted, receive in the Acquisition in exchange for their shares consideration other than securities in the Company or other surviving entity that are reasonably equivalent to the Series B Preferred Stock or Common Stock, as applicable, unless such transaction also constitutes a Deemed Liquidation.

         (d)      "Net Proceeds Per Share" means:

                  (i) with respect to an Asset Sale, Liquidation or Acquisition, the Attributable Value with respect thereto divided by the number of shares of Fully Diluted Common Stock at the time of the Asset Sale or Liquidation, as the case may be; and

                  (ii) with respect to a Deemed Liquidation, the Attributable Value in respect thereof; and

                  (iii) with respect to an IPO, the Attributable Value in respect thereof.

         (e) "Fully Diluted Common Stock" means the number of shares of Common Stock then issued and outstanding plus the number of shares of Common Stock issuable upon the exercise, exchange or conversion of all securities exercisable or exchangeable for or convertible into Common Stock (including, without limitation, all classes and series of convertible preferred stock, if applicable) at a price per share that is less than the amount per share determined by dividing the Attributable Value on the date of the consummation of the Valuation Transaction in question by the number of shares of Common Stock then issued and outstanding.

         (f)      "Attributable Value" means:

                  (i) in the case of an Asset Sale or an Acquisition, the aggregate proceeds (whether in cash, securities or other property) received or to be received by the holders of Common Stock pursuant to such transaction;

                  (ii) in the case of a Liquidation, the aggregate amount distributable in respect of the Common Stock upon such Liquidation after paying all debts, liabilities, preferences and expenses of the Corporation, including, without limitation, deducting any reserves for contingent liabilities and expenses of the Liquidation itself; and

                  (iii) in the case of a Deemed Liquidation, the amount received in connection therewith by the holders of shares of Series B Preferred Stock in respect of each such share;

                  (iv) in the case of an IPO, the total IPO Proceeds per share of Common Stock received by the Company;

provided, however, that (A) Attributable Value for purposes of a Liquidation, Asset Sale or Acquisition shall also include the consideration received by the Company upon the exercise, exchange or conversion of those securities whose exercise, exchange or conversion is included in Fully Diluted Common Stock, and
(B) if the Attributable Value comprises property other than cash, then the value of such other property shall be determined as set forth in section 4.

         4. Determination of Non-Cash Distributions. Except as expressly provided in this agreement, the value of all non-cash amounts contemplated by this agreement shall be determined by the reasonable good faith agreement of the Company and a majority in interest of the Investors (the "Threshold Investors"); provided, however, that if the Company and the Threshold Investors are unable to agree within 20 days after the Valuation Date, the parties shall select a mutually agreeable investment banker to make the determination and, if they are unable to agree on such an investment banker within 30 days after the Valuation Date, then, at the initiation of any party to the dispute, such an investment banker shall be appointed by the American Arbitration Association.

         5. Proportional Delivery of Escrow Shares. The Escrow Agreement shall provide that in each case where Escrow Shares are required to be delivered pursuant to this agreement, such Escrow Shares shall be delivered (i) if to the Investors, in the percentages set forth on Schedule A opposite each Investor's respective name thereon, as such Schedule may be modified from time to time by notice to the Stockholders and the Escrow Agent from the Threshold Investors, and (ii) if to the Stockholders, in the percentages set forth on Schedule B opposite each Stockholder's respective name thereon. In the event any delivery of Escrow Shares shall include shares, cash and/or other assets (collectively the "Assets"), each Investor and/or Stockholder entitled to such Escrow Shares (the "Subject Shares"), shall receive Assets in all such categories, and the proportion that each category of the Assets to be delivered to each such Investor and/or Stockholder bears to all the Assets to be delivered to such Investor and/or Stockholder shall equal the proportion that such category of Assets to be delivered to each other Investor and/or Stockholder entitled to receive Subject Shares bears to all the Assets to be delivered to such other Investor and/or Stockholder.

         6.       Certain Provisions Relating to the Escrow Shares.

         (a) The number of shares of capital stock included within the Escrow Shares subject to this agreement shall be adjusted proportionately in the event of any increase or decrease in the number of such shares of capital stock resulting from a stock split, stock combination or the payment of a stock dividend with respect to such shares or other similar event. Any additional shares issued as contemplated by this provision shall be delivered to the Escrow Agent to be held pursuant to the terms hereof and the Escrow Agreement as Escrow Shares.

         (b) All Proceeds, including without limitation any Proceeds resulting from any Valuation Transaction or any Proceeds in respect of any other Proceeds, in respect of the Stockholder Common Shares shall be assigned and paid to the Escrow Agent to be held pursuant to terms hereof and the Escrow Agreement.

         (c) All of the shares held by the Escrow Agent shall bear, upon the back thereof, the following legend (or a legend of similar effect):

         "THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO POSSIBLE REQUIRED TRANSFER PURSUANT TO THE PROVISIONS OF A SHARE TRANSFER AGREEMENT DATED MARCH 30, 1999. A COPY OF THAT AGREEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME, IS MAINTAINED WITH THE CORPORATE RECORDS OF THE COMPANY AND IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY."

         7. Representations. Each Stockholder represents and warrants that:

                  (i) he, she or it owns all right, title and interest in and to the Escrow Shares set forth opposite such Stockholder's name on Schedule A free and clear of all claims, liens, security interests, restrictions on transfer or other encumbrance of any kind (collectively, "Encumbrances") other than Encumbrances that may exist under the terms of this agreement or the stockholders agreement being entered into concurrently with this agreement by the Company, the Stockholders and the Investors;

                  (ii) the Escrow Shares represent an aggregate of 150,000 shares of Common Stock;

                  (iii) all of the Escrow Shares are duly authorized, validly issued, fully paid and non-assessable and are free of preemptive rights; and

                  (iv) The execution, delivery and performance of this agreement and the Escrow Agreement by such Stockholder will not violate, conflict with, or constitute a default (with or without notice or lapse of time or both) under any agreement, understanding or commitment to which such Stockholder is a party or by which such Stockholder's assets are bound, or violate any law, judgment, decree, order, regulation or rule of any court or governmental body applicable to such Stockholder.

The representations and warranties set forth in this section 7 shall survive the execution and delivery of this agreement.

         8. Specific Performance. The parties acknowledge that any damages available at law for a breach of this agreement would not be an adequate remedy. Therefore, the provisions of this agreement shall be fully enforceable in a court of equity, or other tribunal having jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that any party may have under this agreement or otherwise.

         9. Action Necessary to Effectuate the Agreement. Each of the parties shall take or cause to be taken all such action as may be necessary to effect the intent and purposes of this agreement.

         10. Termination. This agreement shall terminate upon the distribution of all of the Escrow Shares in accordance with the terms hereof and the Escrow Agreement.

         11.      Miscellaneous.

         (a) Notices. All notices, instructions and other communications in connection with this agreement shall be in writing and shall be given by (and effective when received by) (i) fax (with evidence of receipt) followed by letter or other delivery, (ii) personal delivery or (iii) by a nationally recognized overnight courier in each case to the parties at the address set forth below (or at such other address as a party may specify in a notice to the others):

         If to the Company:

                  MedSource Technologies, Inc.
                  Two Carlson Parkway
                  Plymouth, Minnesota 55447
                  Attention: Chief Executive Officer
                  Telecopier: (612) 249-2346

         With copies to:

                  Kidd & Company, LLC
                  Three Pickwick Plaza
                  Greenwich, Connecticut 06830
                  Attention: Richard J. Effress
                  Telecopier: (203) 661-1839

                  and

                  Edward R. Mandell
                  Parker Chapin Flattau & Klimpl, LLP
                  1211 Avenue of the Americas
                  New York, New York 10036-8735
                  Telecopier: (212) 704-6288

         If to any of the Investors or Stockholders, to the address of such Investor or Stockholder specified under their respective signatures at the end of this agreement.

         (b) No Waiver. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies conferred by this agreement or shall preclude any other or further exercise thereof or the exercise of any other right, power and remedy.

         (c) Binding Effect. This agreement shall be binding upon and, except as otherwise provided herein, shall inure to the benefit of the respective parties and their permitted successors and assigns.

         (d) Assignability. The rights of any Investor under this agreement shall be assignable upon the express written direction of such Investor. Neither this Agreement nor any interest herein may be assigned by any Stockholder without the prior written consent of the Threshold Investors. Any purported assignment in violation of this section 10(d) shall be void ab initio.

         (e) Severability. Any provision of this agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

         (f) Modification. No term or provision of this agreement may be amended, altered, modified, rescinded or terminated, except upon the express written consent of the party against whom the same is sought to be enforced.

         (g) Law Governing. This agreement shall be governed by and construed in accordance with the law of the state of New York applicable to agreements made and to be performed entirely in New York without regard to the conflicts of law principles thereof.

         (h) Headings. All headings and captions in this agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this agreement.

         (i) Entire Agreement, etc. This agreement and the Escrow Agreement contain, and are intended as, a complete statement of all the terms of the arrangements between the parties with respect to the matters provided for herein and therein and supersede any previous agreements and understandings between the parties with respect to those matters. If one or more of the provisions of this agreement conflict with one or more of the provisions of the Escrow Agreement the relevant provisions of this agreement shall govern.

                                       MEDSOURCE TECHNOLOGIES, INC.


                                       By: /s/ RICHARD J. EFFRESS
                                           -------------------------------
                                           Name: Richard J. Effress
                                           Title: Chairman



                [Stockholder and Investor Signature Pages Follow]

                                         Stockholder and Investor Signature Page
                                                     To Share Transfer Agreement





                                       /s/ WILLIAM J. KIDD
                                       --------------------------------
                                       William J. Kidd
                                       Address:
                                       51 Clapboard Ridge Road
                                       Greenwich, Connecticut 06830
                                       Telecopier: (203) 625-2632



                                       /s/ CARLA G. KIDD
                                       --------------------------------
                                       Carla G. Kidd
                                       Address:
                                       51 Clapboard Ridge Road
                                       Greenwich, Connecticut 06830
                                       Telecopier: (203) 625-2632



                                       /s/ EDWARD R. MANDELL
                                       --------------------------------
                                       Edward R. Mandell, as Trustee under
                                         the Catherine M. Kidd Trust
                                       Address:
                                       c/o Kidd & Company, LLC
                                       Three Pickwick Plaza
                                       Greenwich, Connecticut 06830
                                       Telecopier: (203) 661-1839

                                         Stockholder and Investor Signature Page
                                                     To Share Transfer Agreement





                                       /s/ EDWARD R. MANDELL
                                       --------------------------------
                                       Edward R. Mandell, as Trustee under
                                         the Cara E. Kidd Trust
                                       Address:
                                       c/o Kidd & Company, LLC
                                       Three Pickwick Plaza
                                       Greenwich, Connecticut 06830
                                       Telecopier: (203) 661-1839



                                       /s/ EDWARD R. MANDELL
                                       --------------------------------
                                       Edward R. Mandell, as Trustee under
                                         the Thomas C. Kidd Trust
                                       Address:
                                       c/o Kidd & Company, LLC
                                       Three Pickwick Plaza
                                       Greenwich, Connecticut 06830
                                       Telecopier: (203) 661-1839



                                       /s/ CLARICE E. WEBB
                                       --------------------------------
                                       Clarice E. Webb
                                       Address:
                                       217 Bridge Street
                                       Stamford, Connecticut 06905
                                       Telecopier:



                                       /s/ JOHN P. NEAFSEY
                                       --------------------------------
                                       John P. Neafsey

                                         Stockholder and Investor Signature Page
                                                     To Share Transfer Agreement





                                       Address:
                                       13 Valley Road
                                       Wilson Pt.
                                       South Norwich, Connecticut 06854
                                       Telecopier: (203) 831-8455



                                       /s/ RICHARD J. EFFRESS
                                       --------------------------------
                                       Richard J. Effress
                                       Address:
                                       c/o Kidd & Company, LLC
                                       Three Pickwick Plaza
                                       Greenwich, Connecticut 06830
                                       Telecopier: (203) 661-1839



                                       /s/ ANDREW D. LIPMAN
                                       --------------------------------
                                       Andrew D. Lipman
                                       Address:
                                       c/o Kidd & Company, LLC
                                       Three Pickwick Plaza
                                       Greenwich, Connecticut 06830
                                       Telecopier: (203) 661-1839

                                         Stockholder and Investor Signature Page
                                                     To Share Transfer Agreement





                                       /s/ ADAM D. LEHRHOFF
                                       --------------------------------
                                       Adam D. Lehrhoff
                                       Address:
                                       c/o Kidd & Company, LLC
                                       Three Pickwick Plaza
                                       Greenwich, Connecticut 06830
                                       Telecopier: (203) 661-1839



                                       /s/ JOHN C. HERTIG
                                       --------------------------------
                                       John C. Hertig
                                       Address:
                                       124 Lamberts Lane
                                       Cohasset, Massachusetts 02025
                                       Telecopier: (781) 682-0308



                                       /s/ WILLIAM ALTIERI
                                       --------------------------------
                                       William Altieri
                                       Address:
                                       c/o Thayer Advisory Group
                                       115 Broad Street
                                       Boston, Massachusetts 02110
                                       Telecopier: (617) 350-5595

                                         Stockholder and Investor Signature Page
                                                     To Share Transfer Agreement





                                       J. H. WHITNEY III, L.P.

                                       By: J. H. Whitney Equity Partners III,
                                           LLC, its General Partner


                                       By: /s/
                                           ------------------------------
                                           Name:
                                           Title: A Managing Member

                                       Address:
                                       177 Broad Street
                                       Stamford, Connecticut 06901
                                       Attention: Mr. Michael R. Stone
                                                  Mr. Daniel J. O'Brien
                                       Telecopier: (203) 973-1422

                                       With a copy to

                                       Morrison Cohen Singer & Weinstein, LLP
                                       750 Lexington Avenue
                                       New York, New York 10022
                                       Attention: David A. Scherl, Esq.
                                       Telecopier: (212) 735-8708


                                       WHITNEY STRATEGIC PARTNERS III, L.P.

                                       By: J. H. Whitney Equity Partners III,
                                           LLC, its General Partner


                                       By: /s/
                                           ------------------------------
                                           Name:
                                           Title: A Managing Member

                                       Address:
                                       177 Broad Street
                                       Stamford, Connecticut 06901
                                       Attention: Mr. Michael R. Stone

                                         Stockholder and Investor Signature Page
                                                     To Share Transfer Agreement





                                                  Mr. Daniel J. O'Brien
                                       Telecopier: (203) 973-1422

                                       With a copy to

                                       Morrison Cohen Singer & Weinstein, LLP
                                       750 Lexington Avenue
                                       New York, New York 10022
                                       Attention: David A. Scherl, Esq.
                                       Telecopier: (212) 735-8708

                                                                      SCHEDULE A
                                                     To Share Transfer Agreement


                     List of Stockholders and Escrow Shares

Name of Stockholder                          Number of Escrow Shares      Percentage
-------------------                          -----------------------      ----------

William J. Kidd                                       30,380                20.253%
Carla G. Kidd                                         30,380                20.252%
Edward R. Mandell, as Trustee under the
  Catherine M. Kidd Trust                             10,126                 6.751%
Edward R. Mandell, as Trustee under the
  Cara E. Kidd Trust                                  10,126                 6.751%
Edward R. Mandell, as Trustee under the
  Thomas C. Kidd Trust                                10,126                 6.751%
Clarice Webb                                           1,350                 0.900%
John P. Neafsey                                        1,350                 0.900%
Richard J. Effress                                    16,877                11.252%
Andrew D. Lipman                                      16,877                11.252%
Adam D. Lehrhoff                                       7,425                 4.950%
John C. Hertig                                        12,000                 8.000%
William Altieri                                        2,983                 1.988%
                                                     -------               -------

         Total Escrow Shares                         150,000               100.000%
                                                     =======               =======

                                                                      SCHEDULE B
                                                     To Share Transfer Agreement


            List of Investors and Shares of Series B Preferred Stock

Name of Stockholder                    Number of Shares   Purchase Price   Percentage
-------------------                    ----------------   --------------   ----------

J. H. Whitney III L.P.                    292,941.18       $ 21,481,376       97.64%
Whitney Strategic Partners III, L.P.        7,058.82            518,624        2.36

         Total                            300,000.00       $ 22,000,000      100.00%

                                                                      SCHEDULE C


                                 Adjusted EBITDA

     "Adjusted EBITDA" shall mean Consolidated EBITDA (as defined in the Credit Agreement (the "Original Senior Credit Agreement"), dated as of March 30, 1999 and as in effect as of such date, without regard to any amendment, supplement or other modification thereto, among the Company, MedSource Technologies, LLC, Various Banks, and Deutsche Bank AG, New York Branch, as Administrative Agent) of the Company for the four consecutive fiscal quarters ending March 31, 2000, other than any amount of Consolidated EBITDA generated by Non-Platform Companies (as defined in the Original Senior Credit Agreement) (the "Core EBITDA"), plus the following items in each case to the extent that such item has been deducted in connection with the determination of Core EBITDA for such period; and provided, that any expense that is included in more than one of the items described below shall be added back only once in the calculation of Adjusted EBITDA for these purposes:

          1. Expenses relating to the cash out of certain life insurance policies owned by the Company or its subsidiaries to the extent such expenses relate to the Company or any of the companies identified on Exhibit A-1 (such companies, the "Base Roll-up Acquisitions");

          2. Expenses relating to extraordinary cash or stock bonuses paid by the Company or its subsidiaries (but excluding any cash or stock bonuses paid in the ordinary course of business) to the extent such expenses are related to the Base Roll-up Acquisitions;

          3. Expenses relating to the payout of deferred compensation plans (but excluding any payout of deferred compensation plans paid in the ordinary course of business) to the extent such expenses are related to the Base Roll-up Acquisitions;

          4. Expenses relating to the move of the Portlyn business to an alternative facility/premises;

          5. Expenses relating to the build-out of a technology center in Minneapolis, MN;

          6. Expenses relating to the write-up of inventory acquired in connection with the Base Roll-up Acquisitions;

          7. Expenses relating to the establishment of reasonable accounts receivable and inventory reserves for the Company and its subsidiaries established in connection with the Base Roll-up Acquisitions;

          8. Expenses relating to employee severance costs to the extent such expenses are related to the Base Roll-up Acquisitions;

          9. Expenses relating to the formation and structuring of the Company and the Base Roll-up Acquisitions;

          10. Expenses relating to other one-time extraordinary expenses of the Company or the Base Roll-up Acquisitions, and which have been consented to in writing by Whitney Mezzanine Management Company, L.L.C.

          11. Direct out-of-pocket third party expenses (it being understood that neither the Stockholders and their affiliates nor the Investors and their affiliates shall be considered "third parties" for this purpose) relating to the negotiation, structuring and consummation of Permitted Acquisitions; and

          12. Expenses relating to the recruitment and moving costs incurred in connection with the hiring of officers or division managers of the Company or any of the Base Roll-up Acquisitions.

                                                                     EXHIBIT C-1


                      Additional Information Needed in the
                         Calculation of Adjusted EBITDA


Companies Constituting the Base
  Roll-up Acquisitions:

         (1)      Brimfield Precision, Inc., a Massachusetts corporation

         (2)      Kelco Industries, Inc., a Minnesota corporation

         (3) W. N. Rushwood, Inc., a New York corporation d/b/a Hayden Precision Industries

         (4)      National Wire and Stamping, Inc., a Colorado corporation

         (5)      Portlyn Corporation, a New Hampshire corporation

         (6)      Texcel, Inc., a Massachusetts corporation

         (7)      The MicroSpring Co., Inc., a Massachusetts corporation

                               KIDD & COMPANY, LLC
                              Three Pickwick Plaza
                          Greenwich, Connecticut 06930



                                       July      , 2000


J.H. Whitney III, L.P.
Whitney Strategic Partners III, L.P.
177 Broad Street
Stamford, Connecticut  06901
Attention: Michael J. Stone and Daniel J. O'Brien

MedSource Technologies, Inc.
110 Cheshire Lane
Minneapolis, Minnesota 55305

Gentlemen:

         As you know, MedSource Technologies, Inc. effected a 10-for-1 stock split in January 2000 and as a result, the 150,000 "Escrow Shares" referred to in the Share Transfer Agreement dated March 30, 1999 among MedSource, the Stockholders and the Investors named therein now represent 1,500,000 shares of MedSource's Common Stock.

         The undersigned, the holders of at least 50% of the Escrow Shares deposited, for good and valid consideration the receipt and sufficiency of which is hereby acknowledged, release any claim any or all of them may have arising out of, relating to or in connection with any rights they may have to the release of 500,000 post-split Escrow Shares in accordance with Section 1 of the Share Transfer Agreement, with the understanding and agreement that all 1,500,000 post-split Escrow Shares will now be subject to transfer and delivery to the Stockholders in accordance with Section 2 of the Share Transfer Agreement.

         Additionally, as you know, the Escrow Fund (as defined in the Kidd Closing Fee Escrow Agreement dated March 30, 1999 among MedSource, Kidd & Company, LLC and Parker Chapin Flattau & Klimpl, LLP) is being released to Kidd & Company.

                                       Very truly yours,


                                       /s/ WILLIAM J. KIDD
                                       ------------------------------
                                       William J. Kidd


                                       /s/ CARLA G. KIDD
                                       ------------------------------
                                       Carla G. Kidd

                                       /s/ EDWARD R. MANDELL
                                       ------------------------------
                                       Edward R. Mandell, as trustee
                                       of the Catherine M. Kidd Trust

                                       /s/ EDWARD R. MANDELL
                                       ------------------------------
                                       Edward R. Mandell, as trustee
                                       of the Cara E. Kidd Trust

                                       /s/ EDWARD R. MANDELL
                                       ------------------------------
                                       Edward R. Mandell, as trustee
                                       of the Thomas C. Kidd Trust

                                       /s/ RICHARD J. EFFRESS
                                       ------------------------------
                                       Richard J. Effress

                                       /s/ ANDREW D. LIPMAN
                                       ------------------------------
                                       Andrew D. Lipman

                                       /s/ ADAM D. LEHRHOFF
                                       ------------------------------
                                       Adam D. Lehrhoff


Agreed:

J.H. WHITNEY III, L.P.

By:  J.H. Whitney Equity Partners III, LLC,
     Its General Partner

By:  /s/
     ----------------------------------
     Name:
     A Managing Member

WHITNEY STRATEGIC PARTNERS III, L.P.

By:  J.H. Whitney Equity Partners III, LLC,
     Its General Partner

By:  /s/
     ----------------------------------
     Name:
     A Managing Member

MEDSOURCE TECHNOLOGIES, INC.

By:  /s/
     ----------------------------------


                                        2